UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ______________________________________________________________________

Date of Report (Date of earliest event reported): October 8, 2025

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway
Coconut Creek, FL 33073
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	WLFC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 8, 2025, Willis Lease Finance Corporation (the “Company”) and Brian R. Hole agreed to a new employment agreement for Mr. Hole pursuant to which he will become the Company's Global Head of Managed Funds and Credit (the “Hole Employment Agreement”).

The Hole Employment Agreement provides that Mr. Hole will receive an initial annual base salary of $696,892, and establishes his target annual bonus opportunity at up to 90% of his annual base salary, effective as of January 1, 2026. In addition, Mr. Hole will be eligible to receive allocations of performance related pay for the management of third party capital. Mr. Hole also will continue to receive certain perquisites and will vest in the shares of Company restricted stock previously granted to him (the “Pre-Contract Stock”), subject to the terms of the Hole Employment Agreement.

The Hole Employment Agreement contains customary provisions related to separation payments/benefits upon termination of Mr. Hole’s employment by the Company without “cause” or his resignation for “good reason” following a certain period of employment, and also includes provisions for continued and/or accelerated vesting of his unvested Pre-Contract Stock in connection with certain employment termination events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Dated: October 14, 2025

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Scott B. Flaherty
Scott B. Flaherty
Executive Vice President and Chief Financial Officer

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